UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

Origo Acquisition Corporation

 (Exact name of registrant as specified in its charter)

Cayman Islands	001-36757	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 634 - 4512

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on December 19, 2016, Origo Acquisition Corporation (the “Company”), Aina Le’a, Inc. (“Aina Le’a”) and Merger Sub, Inc., a wholly-owned subsidiary of Aina Le’a entered into a merger agreement (the “Merger Agreement”). Unless otherwise defined herein, the capitalized terms used in this report are defined in the Merger Agreement. On February 17, 2017, the Company sent a letter (the “Termination Letter”) to Aina Le’a to terminate the Merger Agreement (1) pursuant to Sections 8.1(e) of the Merger Agreement because Aina Le’a breached the non-solicitation covenant contained in Section 5.7 of the Merger Agreement and (2) pursuant to Section 8.1(f) because there has been a Material Adverse Effect on Aina Le’a which is uncured and continuing. In addition, the Company provided notice of additional breaches by Aina Le’a of the Merger Agreement based on information available to the Company as of the date of the Termination Letter, including, among others, breaches of the following provisions: Section 5.1(a) (by failing to give the Company and its representatives access to requested information about Aina Le’a and its operations, including without limitation Aina Le’a’s ongoing financing activities), Section 5.8(iv) (failure to provide prompt notice of the filing of a foreclosure action on a parcel of land material to the initial phase of Aina Le’a’s development project), Section 5.8(v) (failure to provide prompt notice of the filing of a foreclosure action on a parcel of land material to the initial phase of Aina Le’a’s development project), Sections 5.9 and 5.11 (Aina Le’a’s failure to use commercially reasonable efforts and to cooperate fully with the Company and its representatives to prepare and file the Registration Statement). The Termination Letter serves as a notice to cure with respect to these provision to the extent required by Section 8.1(e) of the Merger Agreement. However, the Company does not believe these breaches are curable and therefore the Termination Letter terminated the Merger Agreement immediately as of February 17, 2017.

On February 22, 2017, the Company sent to Aina Le’a a supplement to the Termination Letter (the “Supplement”). The Supplement noted that Aina Le’a’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2016 (“From 10-Q”), which was filed on February 21, 2017, inaccurately described the Termination Letter. Furthermore, the Supplement indicated that the Form10-Q contained further information that the Company believes demonstrates that a Material Adverse Effect has occurred on Aina Le’a’s business and is continuing. The Supplement further reiterated that the termination of the Merger Agreement was effective as of the date of the Termination Letter.

The Termination Letter and the Supplement are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference, and the foregoing description of the Termination Letter and the Supplement is qualified in its entirety by reference thereto.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 21, 2017, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders for continued listing on the NASDAQ Capital Market. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the NASDAQ Capital Market.

The Notice states that the Company is required to submit a plan to evidence compliance with the Minimum Public Holders Rule no later than April 7, 2017. If the Company submits a plan and Nasdaq accepts the plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice to evidence compliance with the Minimum Public Holders Rule. If the Company submits a plan but Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

10.1	Termination Letter dated February 17, 2017 by Origo Acquisition Corporation to Aina Le’a Inc.

10.2	Supplement to the Termination Letter dated February 22, 2017 by Origo Acquisition Corporation to Aina Le’a Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2017	ORIGO ACQUISITION CORPORATION

	By:	/s/Edward J. Fred
Name: Edward J. Fred
Title: Chief Executive Officer

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